Exhibit 99.01

Keynote Systems, Inc.
777 Mariners Island Blvd.
San Mateo, CA 94404
Phone (650) 403-2400
Fax (650) 403-5500

PRESS RELEASE

Contacts:

Public Relations	Investor Relations
Dan Berkowitz	Erin Kasenchak
Keynote Systems, Inc.	Keynote Systems, Inc.
(650) 403-3305	(650) 403-3314
dberkowitz@keynote.com	erin.kasenchak@keynote.com

Keynote Announces Second Quarter

Fiscal Year 2004 Financial Results

•	EPS of $0.06 Exceeds First Call Consensus Estimates for the Quarter

•	Revenue of $9.8 Million at High End of Range of First Call Consensus Estimates for the Quarter

•	Third Consecutive Quarter of Income from Operations and Net Income

•	Ninth Consecutive Quarter of Positive Cash Flow from Operations

•	Management Solutions Revenue Up 27% Compared to Same Quarter Last Fiscal Year

SAN MATEO, California – April 26, 2004 – Keynote Systems, Inc. (Nasdaq: KEYN), today announced financial results for its second fiscal quarter ended March 31, 2004.

Revenue for the second quarter of fiscal year 2004 was $9.8 million, a 1% increase compared to the preceding quarter and a 3% increase compared to the second quarter of fiscal year 2003. Net income for the second quarter of fiscal year 2004 was $1.2 million, or $0.06 per diluted share, compared to net income of $667,000, or $0.03 per diluted share, for the preceding quarter, and a net loss of $2.1 million, or $0.09 per share, for the second quarter a year ago.

Keynote generated cash flow from operations for the second quarter of fiscal year 2004 of $4.1 million. Cash flow from operations was $4.3 million for the preceding quarter and $1.7 million for the second quarter of fiscal 2003. Cash used for purchases of property, plant and equipment totaled $531,000 for the second quarter of fiscal year 2004 compared to $405,000 for the preceding quarter and $860,000 for the second quarter of fiscal 2003. The Company generated free

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 2

cash flow, defined as cash flow from operations less cash used for purchases of property, plant and equipment, of $3.5 million for the second quarter of fiscal year 2004 compared to $3.9 million for the preceding quarter and $887,000 for the second quarter of fiscal 2003. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.

“We are pleased with our progress in the second quarter and especially with our acquisition of NetRaker, which was completed in April. NetRaker is a leader in the customer experience management space and greatly expands our capabilities in this growing market, as well as our appeal to e-business marketing executives within Fortune 500 companies, such as usability and market research managers,” said Umang Gupta, chairman and CEO of Keynote. “Additionally, we are very pleased with the significant revenue contributions this quarter from our testing and wireless services and initial customer adoption of our Application Perspective Services.

Gupta continued, “our focus on optimizing operational efficiencies and a disciplined approach to investing in the business is reflected in our third consecutive quarter of profitability, ninth consecutive quarter of positive cash flow from operations, and $3.5 million of free cash flow generated this quarter. We also continue to focus on developing new sources of revenue both organically and through acquisitions, as we target sustained GAAP profitability and positive free cash flow for our fiscal 2004 third quarter.”

As of March 31, 2004, Keynote’s total worldwide customer base was over 2,100 companies and 19,625 individual subscribers. During the second quarter, Keynote averaged a 99% monthly customer retention rate, which was the same as that achieved last quarter. New customers during the quarter included Automobile Club of Southern California; Compuware Corporation (Nasdaq: CPWR); Friendster, Inc.; Marvel Enterprises, Inc. (NYSE: MVL); State of Colorado; Sun Country Airlines; Tommy Hilfiger USA (NYSE: TOM).

Keynote currently provides its services to 70% of the comScore Media Metrix top 50 Web sites and half of the Fortune 100 companies. As of March 31, 2004, Keynote measured 7,217 URLs through its Perspective services and 7,629 Internet-connected devices through Red Alert. On average during the second quarter of fiscal year 2004, Keynote captured over 40 million Internet performance measurements daily.

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 3

Other Highlights:

•	Keynote announced the acquisition of NetRaker, a privately-held company based in Mountain View, Calif., which is a leader in the customer experience management space. Deal terms were not disclosed. By acquiring NetRaker, Keynote strengthens and broadens its customer experience management solutions for enterprise customers. Keynote has integrated NetRaker’s solutions in online “opt-in” and “directed” customer experience management with WebEffective, creating the Keynote WebEffective Intelligence Platform (WIP). WIP is currently available to customers.

•	Keynote announced Application Perspective Outside Edition, an outside the firewall transaction monitoring service that complements Keynote’s recently delivered Application Perspective Private Edition for inside the firewall monitoring and diagnostics. With Outside Edition, Keynote now meets nearly every functional requirement and price point in the Web transaction performance measurement and monitoring market.

•	Keynote announced that its Streaming Perspective service for optimizing audio and video streams over the Web now includes support for QuickTime, making the product the only streaming performance measurement service to offer support for all three of the leading streaming formats.

•	Keynote demonstrated its new Application Perspective for HP OpenView service at the company’s Total Performance Management Symposium held in San Mateo on March 18.

•	Keynote announced a joint sales and marketing partnership with Segue Software, a global leader in enterprise application quality and performance management software. The Keynote/Segue solution offers a complementary full lifecycle approach to testing, monitoring and isolation of performance problems, both pre- and post-deployment.

•	Keynote launched the world’s first e-government Web transaction index measuring the speed and reliability of leading federal government Web sites. Government Computer News, a leading technology publication for government, has begun publishing the index every week in the pages of its magazine and on its Web site.

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 4

•	Keynote launched the world’s first travel and hospitality Web transaction index that measures the transaction performance of over 25 leading airline, hotel and online travel agency Web sites.

•	Keynote measured and reported to the media on the streaming quality provided by the presidential candidate’s Web sites.

•	Keynote measured and reported to the media on the performance of Super Bowl advertiser Web sites, leading flower and gift sites over Valentine’s Day and on the performance of leading tax information and preparation sites leading up to the April 15 tax filing deadline.

•	Keynote announced that any Internet user can now “opt in” to receive up-to-the-minute performance alerts from Keynote whenever the overall Internet or major Web sites experience significant performance degradation due to worms, viruses, denial of service attacks, backbone slowdowns or for any other reason.

Expectations for the Third Quarter of Fiscal Year 2004

The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the third fiscal quarter ending June 30, 2004:

•	total revenue will increase to between $10.0 million and $10.4 million;

•	total expenses will increase by approximately 8% to 10% compared to the second quarter of fiscal 2004;

•	interest income, net will be approximately $650,000, absent any additional transactions, and assuming no material changes in interest rates;

•	its effective income tax provision rate will be approximately 8%;

•	diluted weighted average shares outstanding will be approximately 21.0 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration and no other significant transactions involving Keynote’s equity securities;

•	diluted earnings per share will be between $0.02 and $0.04;

•	cash flow from operations will be between $1.5 million to $2.0 million; and

•	capital expenditures will be approximately $1.1 million, absent any acquisition costs or other extraordinary transactions.

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 5

Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today April 26, 2004. The web cast of the call will be available at the Investor section of our web site at www.keynote.com and www.streetevents.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #6391384or by Web cast at the Investor section of our web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenues, operating expenses, margins, financial results and the growth in its markets. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management solutions, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, pricing pressure with respect to Keynote’s services, competition in Keynote’s market, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote’s ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2003, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

About Keynote

Founded in 1995, Keynote Systems (Nasdaq “KEYN”), The Internet Performance Authority®, is the worldwide leader in Web performance measurement and management services that improve the quality of e-business. Keynote’s services enable corporate enterprises to monitor, benchmark, test, diagnose and optimize their e-business systems both inside and outside the firewall. Over 2,100 corporate IT departments and 19,625 individual subscribers rely on the Company’s easy-to-use and cost-effective services to increase revenues and reduce downtime costs, without requiring additional complex and costly software implementations.

PRESS RELEASE	Keynote Announces Q2 Fiscal Year 2004 Results	Page 6

Keynote is viewed as The Internet Performance Authority due to the company’s global infrastructure currently consisting of over 1,600 measurement computers in more than 50 cities worldwide that capture and store on a daily basis over 40 million Internet performance measurements, frequent media citations quoting Keynote’s Web performance data and analysis and the company’s growing range of market-leading Web performance indices for vertical markets.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2004 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	Mar 31 2004	Dec 31 2003	Mar 31 2003	Mar 31 2004	Mar 31 2003
Revenue:
Subscription services	$8,803	$8,671	$8,567	$17,474	$17,408
Consulting and support services	1,016	1,052	991	2,068	1,908

Total revenue	9,819	9,723	9,558	19,542	19,316

Expenses:
Costs of subscription services	1,298	1,506	2,262	2,804	4,745
Costs of consulting and support services	891	803	971	1,694	1,870
Research and development	1,634	1,624	2,053	3,258	4,235
Sales and marketing	2,278	2,709	4,033	4,987	8,478
Operations	1,234	1,255	1,688	2,489	3,406
General and administrative	1,221	1,164	1,612	2,385	3,116
Excess occupancy costs	254	266	293	520	578
Amortization of identifiable intangible assets and stock-based compensation	372	362	424	734	827

Total expenses	9,182	9,689	13,336	18,871	27,255

Income (Loss) from operations	637	34	(3,778)	671	(7,939)

Interest income and other, net	662	663	1,661	1,325	3,825

Income (Loss) before provision for income taxes	1,299	697	(2,117)	1,996	(4,114)

Provision for income taxes	(130)	(30)	—	(160)	—

Net income (loss)	$1,169	$667	$(2,117)	$1,836	$(4,114)

Income (Loss) per share:
Basic	$0.06	$0.04	$(0.09)	0.10	(0.17)
Diluted	$0.06	$0.03	$(0.09)	0.09	(0.17)

Weighted average common shares outstanding used:
Basic	19,341	19,031	22,838	19,187	24,407
Diluted	20,833	20,435	22,838	20,637	24,407

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31, 2004	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$25,806	$23,242
Short-term investments	144,269	136,972

Total cash, cash equivalents and short-term investments	170,075	160,214
Accounts receivable, net	4,723	4,349
Prepaid and other current assets	1,298	1,506

Total current assets	176,096	166,069

Property and equipment, net	32,952	33,928
Goodwill, net	479	195
Identifiable intangible assets, net	1,569	2,176

Total assets	$211,096	$202,368

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$659	$654
Accrued expenses	7,419	7,077
Deferred revenue	5,778	4,357

Total current liabilities	13,856	12,088

Total liabilities	13,856	12,088

Stockholders’ equity:
Common stock	19	19
Treasury stock	(29)	(29)
Additional paid-in capital	336,967	331,912
Accumulated deficit	(140,220)	(142,056)
Accumulated other comprehensive income	503	434

Total stockholders’ equity	197,240	190,280

Total liabilities and stockholders’ equity	$211,096	$202,368

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended			Six months ended
	Mar 31 2004	Dec 31 2003	Mar 31 2003	Mar 31 2004	Mar 31 2003
Cash flows from operating activities:
Net income (loss)	$1,169	$667	$(2,117)	$1,836	$(4,114)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	925	1,088	1,645	2,013	3,352
Amortization of deferred stock-based compensation	—	—	3	—	27
Amortization of intangible assets	372	362	421	734	800
Amortization of debt investment premium	1,120	1,017	1,341	2,137	2,095
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable, net	12	(331)	1,296	(319)	671
Prepaids and other assets	92	116	(183)	208	(74)
Accounts payable and accrued expenses	387	(40)	(117)	347	(454)
Deferred revenue	(25)	1,439	(542)	1,414	46

Net cash provided by operating activities	4,052	4,318	1,747	8,370	2,349

Cash flows from investing activities:
Purchase of property and equipment	(531)	(405)	(860)	(936)	(1,540)
Proceeds from (Purchase of) businesses and assets	22	(582)	40	(560)	75
Sales / (Purchases) of short-term investments, net	(5,672)	(3,693)	14,050	(9,365)	44,085

Net cash provided by (used in) investing activities	(6,181)	(4,680)	13,230	(10,861)	42,620

Cash flows from financing activities:
Proceeds from issuance of common stock	1,697	3,358	875	5,055	1,273
Repurchase of outstanding common stock	—	—	(4,064)	—	(38,538)

Net cash provided by (used in) financing activities	1,697	3,358	(3,189)	5,055	(37,265)

Net increase (decrease) in cash and cash equivalents	(432)	2,996	11,788	2,564	7,704
Cash and cash equivalents at beginning of the period	26,238	23,242	18,194	23,242	20,874

Cash and cash equivalents at end of the period (1)	$25,806	$26,238	$29,982	$25,806	$28,578

(1)	Excludes $144.3 million, $139.5 million and $169.2 million of short-term investments at March 31, 2004, December 31, 2003, and March 31, 2003, respectively.

Keynote Systems, Inc. and Subsidiaries

Revenue Metrics

(In thousands)

(Unaudited)

	Three months ended
	March 31 2004	Dec 31 2003	March 31 2003
Performance Measurement Services	6,867	7,053	7,237
Performance Management Solutions	2,952	2,670	2,321

Total Revenue	$9,819	$9,723	$9,558